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We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 6, 1998, in the Registration Statement (Form SB-2 No. 333-__________) and related Prospectus of Interactive Magic, Inc. for the registration of 2,800,000 shares of its common stock.

                                       /s/ Ernst & Young LLP

Raleigh, North Carolina
May 27, 1998